UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts                                                                                        1-6314                                                                04-1717070
(State or other jurisdiction of                                                 (Commission file number)                                               (I.R.S. Employer
incorporation or organization)                                                                                                                                            Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (508) 628-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2006, the Board of Directors of Perini Corporation (the “Company”) approved the following grants of restricted stock units to certain executive officers under the Company’s 2004 Stock Option and Incentive Plan: (a) Ronald N. Tutor, our Chairman and Chief Executive Officer, was granted three separate awards of 150,000 restricted stock units each, two of which vest on June 30, 2007 and June 30, 2008, respectively, subject to the determination by the compensation committee of the Board of Directors that certain pre-established pre-tax income performance criteria have been satisfied, and the third of which vests on June 30, 2006, (b) Robert Band, our President and Chief Operating Officer, was granted three separate awards of 33,333 restricted stock units each that vest on December 31, 2007, December 31, 2008 and December 31, 2009, respectively, subject to the determination by the compensation committee of the Board of Directors that certain pre-established pre-tax income performance criteria have been satisfied, (c) Craig W. Shaw, President of Perini Building Company, was granted three separate awards of 50,000 restricted stock units each that vest on December 31, 2007, December 31, 2008 and December 31, 2009, respectively, subject to the determination by the compensation committee of the Board of Directors that certain pre-established pre-tax income performance criteria have been satisfied, and (d) Michael E. Ciskey, our Vice President and Chief Financial Officer, was granted three separate awards of 10,000 restricted stock units that vest on December 31, 2007, December 31, 2008 and December 31, 2009, respectively. Upon vesting, each restricted stock unit will be exchanged for one share of the Company’s common stock. These awards of restricted stock units will be subject to the terms and conditions of each executive officer’s respective restricted stock unit award agreement.

Additionally, on April 5, 2006, the Board of Directors of the Company approved a grant to Zohrab Marashlian, President of Perini Civil Construction, in consideration for Mr. Marashlian’s continued employment as President through December 31, 2006, of the following: (a) 15,000 restricted stock units that will vest on December 31, 2006, and (b) 10,000 restricted stock units that will vest upon the achievement of certain pre-established performance criteria relating to the management of certain contract disputes held by the Company’s Civil construction business unit. Upon vesting, each restricted stock unit will be exchanged for one share of the Company’s common stock. The grant further provides that in the event that the price of the Company’s common stock is less than $20.00 per share at the vesting date, the Company will provide Mr. Marashlian with cash equal to the difference between $20.00 and the value of each share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                                                           PERINI CORPORATION

Dated: April 7, 2006                                         By: /s/Michael E. Ciskey
                                                                                     Michael E. Ciskey
                                                                                     Vice President and Chief Financial Officer